Filed Pursuant to Rule 424(b)(5)
Registration No. 333-258243

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 9, 2021)

SKYE BIOSCIENCE, INC.

58,111,112 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 19,666,667 Shares of Common Stock

Series A Warrants to Purchase up to 77,777,779 Shares of Common Stock

Placement Agent Warrants to Purchase up to 5,444,445 Shares of Common Stock

We are offering 58,111,112 shares of our common stock, par value $0.001 per share, and warrants to purchase up to 77,777,779 shares of common stock, which we refer to in this prospectus supplement as the “Series A Warrants”, pursuant to this prospectus supplement and the accompanying prospectus, directly to certain institutional investors. Each share of our common stock is being sold together with one Series A Warrant to purchase one share of our common stock. The exercise price of each Series A Warrant will equal $0.09 per share. Each Series A Warrant will be immediately exercisable for a five-year period after the date of issuance. The shares of our common stock and the Series A Warrants are immediately separable and will be issued separately, but will be purchased together in this offering.

We are also offering pre-funded warrants to purchase up to an aggregate of 19,666,667 shares of common stock, or the Pre-Funded Warrants, in lieu of shares of common stock, to any investor whose purchase of shares of common stock in this offering would otherwise result in the investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the investor, 9.99%) of our outstanding common stock immediately following the consummation of this offering. The purchase price of each Pre-Funded Warrant is equal to the price at which a share of common stock is sold in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant is $0.0001 per share. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. In this prospectus supplement, we refer to the Series A Warrants and Pre-Funded Warrants together as the “Warrants.” This prospectus supplement also relates to the offering of common stock issuable upon exercise of such Warrants.

We have engaged H.C. Wainwright & Co., LLC, or the placement agent, as our exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the fees set forth in the table below. Pursuant to this prospectus supplement and the accompanying prospectus, we will also issue warrants to purchase up to 5,444,445 shares of our common stock, or the Placement Agent Warrants, to the placement agent, or its designees, as part of the compensation payable to the placement agent. The Placement Agent Warrants will have an exercise price of $0.1125 per share (which represents 125% of the offering price per share of common stock sold in this offering) and will expire five years from the commencement of sales in this offering. We are also registering pursuant to this prospectus supplement and the accompanying prospectus the shares of common stock issuable upon exercise of the Placement Agent Warrants. See “Plan of Distribution” beginning on page S-20 of this prospectus supplement for more information regarding these arrangements.

Our common stock is quoted on the OTCQB Marketplace operated by OTC Markets Group Inc. (the “OTCQB”) under the symbol “SKYE.” There is no established trading market for any of the Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

The last reported sale price of our common stock on OTCQB on September 24, 2021, was $0.115 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement, page 8 of the accompanying prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Share and Accompanying Series A Warrant	Per Pre-Funded Warrant and Accompanying Series A Warrant	Total
Offering price	$0.09	$0.0899	$6,998,033
Placement Agent’s fees(1)	$0.00675	$0.00675	$525,000
Proceeds, before expenses, to us(2)	$0.08325	$0.08315	$6,473,033

(1)

In addition, we have agreed to pay the placement agent a management fee of 1.0% of the aggregate gross proceeds from this offering to reimburse the placement agent for certain out-of-pocket expenses and to issue Placement Agent Warrants to the placement agent. See “Plan of Distribution” beginning on page S-20 of this prospectus supplement for additional information with respect to the compensation we will pay the placement agent.

(2)	The above summary of offering proceeds does not give effect to any proceeds from the exercise of the warrants being issued in this offering.

We expect to deliver the securities being offered pursuant to this prospectus supplement on or about September 29, 2021.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

H.C. Wainwright & Co.

The date of this prospectus supplement is September 27, 2021

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. If there is a difference between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference, on the other hand, you should rely on the information in this prospectus supplement. Generally, when we refer only to the “prospectus supplement,” we are referring to both parts combined.

Before you invest in our securities, you should read this prospectus supplement and the accompanying prospectus and any related issuer free writing prospectus, as well as the additional information incorporated by reference in this prospectus supplement described below under “Where You Can Find More Information” and “Information Incorporated by Reference” or in any related issuer free writing prospectus.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents.  Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Neither the delivery of this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us, nor any sale made under this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us, implies that there has been no change in our affairs or that the information therein is correct as of any date after the date of such document.  You should not assume that the information in this prospectus supplement or the accompanying prospectus, including any information incorporated in this prospectus supplement or the accompanying prospectus by reference, or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference therein will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We are responsible for the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related issuer free writing prospectus we have authorized for use in connection with this offering. This prospectus supplement may be used only for the purpose for which it has been prepared. You may rely only on the information contained or incorporated by reference in this prospectus supplement.  Neither we nor any other person has authorized anyone to provide information different from the information contained in this prospectus supplement, the accompanying prospectus and any related issuer free writing prospectus and the documents incorporated by reference herein and therein.

You should not consider any information included or incorporated by reference in this prospectus supplement or the accompanying prospectus to be legal, tax or investment advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding any purchase of our securities. Neither we nor the placement agent makes any representation regarding the legality of an investment in our securities by any person under applicable investment or similar laws.

We are not making an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. This prospectus supplement does not constitute an offer or an invitation to subscribe for and purchase any of our securities, and may not be used for or in connection with an offer or solicitation by any person, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. This prospectus supplement does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in other parts of this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein and therein. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference herein or therein, before deciding to buy our securities. Unless the context otherwise requires, references in this prospectus to the “Company,” “Skye Bioscience,” “we,” “us”, and “our” refer to Skye Bioscience, Inc., together with its wholly owned subsidiaries, Nemus, a California corporation, and Skye Bioscience Pty Ltd, an Australian proprietary limited company.

Overview

We are a biopharmaceutical company targeting the discovery, development and commercialization of cannabinoid-based therapeutics through a number of license agreements with the University of Mississippi which has significant expertise in the chemistry and physiology of cannabinoid molecules. We were established as, and continue to be, focused on research and development of proprietary cannabinoid molecules.

Corporate Information

We were incorporated in Nevada on March 16, 2011. Our principal executive offices are located at 11250 El Camino Real, Suite 100, San Diego, CA 92130, and our telephone number is (858) 410-0266. Our website address is http://www.skyebioscience.com. The information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement, or in deciding whether to purchase our securities.

S-2

THE OFFERING
Common stock offered by us	58,111,112 shares of common stock.

Series A Warrants offered by us

We are also offering Series A Warrants to purchase up to 77,777,779 shares of common stock. The exercise price of each Series A Warrant will be $0.09 per share. Each Series A Warrant will be immediately exercisable for a five-year period after the date of issuance. This prospectus supplement also relates to the offering of the common stock issuable upon exercise of such Series A Warrants. See “Description of Securities We Are Offering” for a discussion on the terms of the Series A Warrants.

Pre-Funded Warrants

We are also offering Pre-Funded Warrants to purchase up to an aggregate of 19,666,667 shares of common stock to any investor whose purchase of shares of common stock in this offering would otherwise result in such investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the investor, 9.99%) of our outstanding common stock immediately following the consummation of this offering, in lieu of shares of common stock. The purchase price of each Pre-Funded Warrant is equal to the price at which the share of common stock is being sold in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant is $0.0001 per share. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. This offering also relates to the shares of common stock issuable upon exercise of the Pre-Funded Warrants sold in this offering. See “Description of Securities We Are Offering” for a discussion on the terms of the Pre-Funded Warrants.

Placement Agent Warrants

We will also issue Placement Agent Warrants to purchase up to 5,444,445 shares of common stock (and the shares of common stock issuable upon the exercise of the Warrants) to our placement agent (or its designees) as part of the compensation payable to our placement agent in connection with this offering. The Placement Agent Warrants will have an exercise price of $0.1125 per share (which represents 125% of the offering price per share of common stock sold in this offering) and will be exercisable immediately. The Placement Agent Warrants will expire five years from the commencement of sales in this offering. Please refer to “Plan of Distribution” for additional information with respect to the Placement Agent Warrants.

Common stock to be outstanding after this offering	475,958,445 shares.

Use of proceeds

We currently intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures, other corporate expenses, the refinancing or repayment of our existing indebtedness and acquisitions of complementary products, product candidates, technologies or businesses. See “Use of Proceeds.”

S-3

Prohibitions on subsequent equity sales and variable rate transactions

Pursuant to the securities purchase agreement with the investors, we are prohibited from entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of common stock or securities convertible or exercisable into common stock, subject to certain exceptions, for a period commencing on the date of the purchase agreement and expiring 90 days from the closing date of the offering.

Pursuant to the purchase agreement, we are prohibited from effecting any variable rate transaction (as defined in the purchase agreement), subject to certain exceptions, for a period commencing on the date of the purchase agreement and expiring 12 months from the closing date of the offering.

Lock-ups

Our directors, executive officers of affiliated entities including Emerald Health Sciences will enter into agreements with us pursuant to which they will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of any of our equity securities for a period of 90 days following the closing of this offering, subject to certain exceptions.

Risk Factors

An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and page 8 of the accompanying prospectus and the similarly titled sections in the documents incorporated by reference into this prospectus supplement.

OTCQB symbol for common stock

Our common shares are traded on the OTCQB under the symbol “SKYE”. There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

The number of shares of our common stock to be outstanding immediately after this offering is based on 417,847,333 shares of our common stock outstanding as of September 27, 2021, and excludes as of such date:

•	23,625,000 shares of our common stock issuable upon the exercise of stock options outstanding, at a weighted-average exercise price of $0.07 per share;

•	24,086,817 shares of our common stock available for future issuance under our 2014 Omnibus Incentive Plan;

•	51,695,001 shares of our common stock issuable upon the exercise of warrants outstanding with a weighted-average exercise price of $0.25 per share;

•	Up to 5,300,653 shares of our common stock that may be issued upon the conversion of the convertible portion of the Amended Credit Agreement, dated April 29, 2020, including an aggregate principal amount of $2,014,500 plus $105,761 in interest that may accrue through the maturity date, at a conversion price of $0.40 per share;

•	5,444,445, 77,777,779, and 19,666,667 shares of common stock issuable upon the exercise of the Placement Agent Warrants, Series A Warrants, and Pre-Funded Warrants issued as part of this offering, respectively.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding stock options or warrants or conversion of the convertible debt described above.

S-4

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks described below and those discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated by our subsequent filings under the Exchange Act, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion with respect to the use of proceeds of this offering, including for any of the purposes described in the section of this prospectus supplement entitled “Use of Proceeds.” You will be relying on the judgment of our management regarding the application of the proceeds of this offering. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could harm our business, delay the commercialization and development of our product candidates and cause the price of our common stock to decline.

You will experience immediate dilution in the net tangible book value per share of the common stock purchased in the offering or obtained upon exercise of the Warrants.

Since the offering price of our common stock in this offering and the exercise price of the Warrants is substantially higher than the net tangible book value per share of our outstanding common stock outstanding prior to this offering, you will suffer dilution in the book value of the common stock you purchase in this offering or obtain upon exercise of the Warrants. The exercise of outstanding stock options and warrants, including Warrants sold in this offering and the Placement Agent Warrants, and the conversion of outstanding convertible debt may result in further dilution of your investment. See the section titled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

Issuances of shares of common stock or securities convertible into or exercisable for shares of common stock following this offering, as well as the exercise of options outstanding, will dilute your ownership interests and may adversely affect the future market price of our common stock.

We may need additional capital to fund the commercialization and development of our product candidates. We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements, which may cause your ownership interest to be diluted. In addition, we have a significant number of options and warrants to purchase shares of our common stock outstanding. If these securities are exercised, you may incur further dilution. Moreover, to the extent that we issue additional shares of common stock, options to purchase, or securities convertible into, exercisable or exchangeable for, shares of our common stock in the future and those options or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

S-5

A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are, and the shares of common stock sold in this offering upon issuance or upon exercise of the Warrants or Placement Agent Warrants will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act. In addition, as of September 27, 2021, we have up to 80,620,654 shares of common stock issuable upon exercise of outstanding stock options and warrants, conversion of convertible debt or reserved under our 2014 Omnibus Incentive Plan.  A great portion of these shares can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates, to the extent applicable.

There is no public market for the Warrants being offered in this offering.

There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange or nationally recognized trading system, including the OTC Markets. Without an active market, the liquidity of the Warrants will be limited.

The Holder of Warrants purchased in this offering will have no rights as a common stockholder until such holder exercises its Warrants and acquires our common shares, except as set forth in such Warrants.

Until a holder of Warrants acquires the shares of common stock upon exercise of the Warrants, as applicable, a holder of Warrants will have no rights with respect to the shares of common stock underlying such Warrants, except as set forth in the Warrants. Upon exercise of the Warrants, the holder will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The Warrants are speculative in nature.

The Warrants do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price for a limited period of time. Specifically, holders of the Warrants may exercise their right to acquire the common stock and pay an exercise price of $0.09 per share for the Series A Warrants and $0.0001 per share for the Pre-Funded Warrants, subject to certain adjustments, commencing immediately upon issuance and for the Series A Warrants, for a five-year period, after which period any unexercised Series A Warrants will expire and have no further value. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the Warrants, and consequently, it may not ever be profitable for holders of the Warrants to exercise the Warrants.

S-6

The market price for our common stock has been volatile and may continue to fluctuate or may decline significantly in the future.

An active, liquid and orderly market for our common stock may not be sustained, which could depress the trading price of our common stock or cause it to continue to be highly volatile or subject to wide fluctuations. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include, among other things:

•	Federal, state or international regulatory actions, including actions on regulatory applications for any of our product candidates;

•	legislative or regulatory changes;

•	judicial pronouncements interpreting laws and regulations;

•	changes in government programs;

•	announcements of new products, services or technologies, commercial relationships, acquisitions or other events by us or our competitors;

•	market conditions in the biopharmaceutical sector;

•	fluctuations in stock market prices and trading volumes of similar companies;

•	changes in accounting principles;

•	litigation or public concern about the safety of our products or product candidates or similar products or product candidates;

•	sales of large blocks of our common stock, including sales by our executive officers, directors and significant stockholders;

•	the continued negative effects of the ongoing coronavirus, or COVID-19, pandemic on the global economy; and

•	actions by institutional stockholders.

These broad market and industry factors may decrease the market price of our common stock, regardless of our actual operating performance. The stock market in general has from time to time experienced extreme price and volume fluctuations, including recently. In addition, in the past, following periods of volatility in the overall market and decreases in the market price of a company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

Our common stock are subject to penny stock rules, which may make it more difficult for our stockholders to sell their common stock.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00 per share. The penny stock rules require a broker-dealer, prior to a purchase or sale of a penny stock not otherwise exempt from the rules, to deliver to the customer a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

S-7

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus supplement, the accompanying prospectus or the documents incorporated herein or therein by reference regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would,” “could,” “should,” “potential,” “seek,” “evaluate,” “pursue,” “continue,” “design,” “impact,” “affect,” “forecast,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal,” or the negative of such terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those currently anticipated include those set forth in the section below titled “Risk Factors,” including, without limitation, risks relating to:

•	the results of our research and development activities, including uncertainties relating to the discovery of potential product candidates and the preclinical and clinical testing of our product candidates;

•	the early stage of our product candidates presently under development;

•	our need for substantial additional funds in order to continue our operations, and the uncertainty of whether we will be able to obtain the funding we need;

•	our ability to obtain and, if obtained, maintain regulatory approval of our current product candidates, and any of our other future product candidates, and any related restrictions, limitations, and/or warnings in the label of any approved product candidate;

•	our ability to retain or hire key scientific or management personnel;

•	our ability to protect our intellectual property rights that are valuable to our business, including patent and other intellectual property rights;

•	our dependence on University of Mississippi, third party manufacturers, suppliers, research organizations, testing laboratories and other potential collaborators;

•	our ability to develop successful sales and marketing capabilities in the future as needed;

•	the size and growth of the potential markets for any of our approved product candidates, and the rate and degree of market acceptance of any of our approved product candidates;

•	competition in our industry;

•	the duration and impact of the COVID-19 pandemic; and

•	regulatory developments in the United States and foreign countries where we operate.

S-8

We operate in a rapidly changing environment and new risks emerge from time to time. As a result, it is not possible for our management to predict all risks, such as the COVID-19 outbreak and associated business disruptions including delayed clinical trials and laboratory resources, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements included in this prospectus supplement speak only as of the date hereof, and we do not assume any obligation to update any forward-looking statements.

S-9

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of shares of common stock and Warrants in this offering will be $6.2 million after deducting the placement agent fees and expenses and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the Warrants or the Placement Agent Warrants issued in this offering. We cannot predict when or if the Warrants or Placement Agent Warrants will be exercised. It is possible that either some or all of the Warrants or the Placement Agent Warrants may expire and may never be exercised.

We intend to use the net proceeds of the offering for general corporate purposes, which may include working capital, capital expenditures, other corporate expenses, the refinancing or repayment of existing indebtedness and acquisitions of complementary products, product candidates, technologies or businesses. However, we currently have no present agreements or commitments for any such acquisitions.

These expected uses represent our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development, the status of and results from clinical trials, as well as any new collaborations that we may enter into with third parties for our product candidates, the commercialization of our products or our product candidates, if approved, and any unforeseen cash needs. As a result, our management will have broad discretion in the application of the net proceeds from this offering, and the investor will be relying on the judgment of our management regarding the application of the net proceeds from this offering. Pending application of the net proceeds as described above, we intend to invest the net proceeds of this offering in short-term, investment-grade, interest-bearing securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends on our common stock will be made at the discretion of our board of directors and will depend on various factors, including applicable laws, our results of operations, financial condition, future prospects, anticipated cash needs, plans for expansion and any other factors deemed relevant by our board of directors.

S-10

DILUTION

If you invest in our common stock, your interest will be immediately diluted to the extent of the difference between the offering price per share and the as adjusted net tangible book value per share of our common stock after this offering. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding.

As of June 30, 2021, our net tangible book value was $2,271,104, or $0.01 per share of common stock, based on 396,080,666 shares of common stock outstanding as of June 30, 2021.

After giving effect to the issuance and sale by us of 58,111,112 shares of common stock in this offering and Pre-Funded Warrants to purchase 19,666,667 shares of common stock in the aggregate amount of $7,000,000 in this offering at an offering price of $0.09 per share of common stock and $0.0899 per Pre-Funded Warrant, after deducting the placement agent’s fees and expenses, and assuming exercise of the Pre-Funded Warrants for cash in full, our as adjusted net tangible book value as of June 30, 2021 would have been approximately $8,490,154, or approximately $0.02 per share. This represents an immediate increase in as adjusted net tangible book value of approximately $0.01 per share to our existing stockholders and an immediate dilution of approximately $0.07 per share to the new investors participating in this offering. The following table illustrates this dilution on a per share basis.

The following table illustrates this per share dilution to the new investors purchasing shares of common stock in this offering:

Offering price per share	$0.09
Net tangible book value per share at June 30, 2021	$0.01
Increase in net tangible book value per share attributable to the new investors purchasing shares in this offering	$0.01
As adjusted net tangible book value per share after this offering	$0.02
Dilution per share to the new investors in this offering	$0.07

S-11

The foregoing table and calculations are based on 396,080,666 shares of our common stock outstanding as of June 30, 2021, and excludes:

•	21,850,000 shares of our common stock issuable upon the exercise of stock options outstanding, at a weighted-average exercise price of $0.07 per share;

•	23,685,151 shares of our common stock available for future issuance under our 2014 Omnibus Incentive Plan;

•	50,213,334 shares of our common stock issuable upon the exercise of warrants outstanding with a weighted-average exercise price of $0.21 per share;

•	5,036,250 shares of our common stock that may be issued upon the conversion of the convertible portion of the Amended Credit Agreement, dated April 29, 2020, including an aggregate principal amount of $2,014,500 plus $70,899 in interest that may accrue through the maturity date, at a conversion price of $0.40 per share;

•	600,000 shares of our common stock issued to a service provider;

•	5,444,445 shares of common stock issuable upon the exercise of the Placement Agent Warrants and the 77,777,779 Series A Warrants issued as part of this offering.

Assuming the Series A Warrants and Placement Agent Warrants were immediately exercised, our as adjusted net tangible book value as of June 30, 2021 would have been $16,102,654 or approximately $0.03 per share of common stock (assuming 557,080,669 shares of common stock outstanding as of June 30, 2021 after giving effect to the issuance of 58,111,112 shares of common stock in this offering, the exercise of the Series A Warrants and Pre-Funded Warrants for 97,444,446 shares of common stock issued in this offering and the exercise of the Placement Agent Warrants for 5,444,445 shares of common stock issued in this offering), which represents an immediate dilution per share to the new investors in this offering of $0.06 per share of common stock, and an increase in net tangible book value per share to existing stockholders of $0.02 per share of common stock.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our amended and restated articles of incorporation and amended and restated bylaws are summaries and are qualified in their entirety by reference to the amended and restated articles of incorporation and amended and restated bylaws. We have filed copies of these documents with the SEC as exhibits to our registration statement, of which this prospectus supplement forms a part. The Nevada Revised Statutes or, the NRS, may also affect the terms of these securities.

Our amended and restated articles of incorporation authorize us to issue 5,000,000,000 shares of common stock, par value $0.001 per share, of which 417,847,333 shares are issued and outstanding as of September 27, 2021, and 50,000,000 shares of preferred stock, par value $0.001 per share, none of which are outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. Holders of our common stock do not have cumulative voting rights in the election of directors. Holders of common stock are not subject to further calls or assessments as a result of their holding shares of common stock.

Holders of shares of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our common stock will be entitled to share ratably our remaining assets available for distribution.

Holders of shares of our common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

Our common stock is currently quoted on the OTCQB Marketplace operated by OTC Markets Group Inc. under the trading symbol “SKYE”. The transfer agent and registrar for our common stock is ClearTrust LLC, 16540 Pointe Village Drive, Suite 210, Lutz, Florida 33558.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 50,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the dividend, voting and other rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of our common stock.

Limitations on Liability and Indemnification of Officers and Directors

Our amended and restated articles of incorporation provide that the liability of our directors and officers shall be eliminated or limited to the fullest extent permitted by the NRS. NRS 78.138(7) provides that, subject to very limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

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Our amended and restated articles of incorporation and amended and restated bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent permitted under the NRS. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities.

Anti-Takeover Effects of Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws and Certain Provisions of Nevada Law

The provisions of our amended and restated articles of incorporation and amended and restated bylaws and of the NRS summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in the stockholder’s best interest, including an attempt that might result in the stockholder’s receipt of a premium over the market price for the stockholder’s shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which could result in an improvement of their terms.

Blank Check Preferred Stock

Our amended and restated articles of incorporation authorize the issuance of up to 50,000,000 shares of preferred stock in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by our board of directors in accordance with Nevada law.

Board of Directors

Our amended and restated articles of incorporation and amended and restated bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board of directors.

Business Combinations and Acquisition of Control Shares

Pursuant to provisions in our amended and restated articles of incorporation, we have elected not to be governed by certain Nevada statutes that may have the effect of discouraging corporate takeovers.

Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” Our amended and restated articles of incorporation provide that these statutes do not apply to us.

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Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. Our amended and restated articles of incorporation provide that these statutes will not apply to us and such provision remains in effect. Absent such a provision in our articles of incorporation or bylaws, these laws would apply to us if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

In addition, NRS 78.139 also provides that directors may resist a change or potential change in control if the directors, by majority vote of a quorum, determine that the change is opposed to, or not in, the best interests of the corporation.

Removal of Directors; Vacancies

Under NRS 78.335, one or more of the incumbent directors may be removed from office by the vote of stockholders representing two-thirds or more of the voting power of the issued and outstanding stock entitled to vote. Our amended and restated articles of incorporation provide that any newly created position on the board of directors that results from an increase in the total number of directors and any vacancies on the board of directors will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, by a sole remaining director.

No Cumulative Voting

The NRS does not permit stockholders to cumulate their votes other than in the election of directors, and then only if expressly authorized by the corporation’s articles of incorporation. Our amended and restated articles of incorporation do not permit cumulative voting.

Special Stockholder Meetings

Our amended and restated articles of incorporation provide that special meetings of our stockholders may be called at any time only by or at the direction of (i) the board of directors, (ii) the chairman of the board of directors or (iii) two or more of the members of our board of directors. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting.

Requirements for Advance Notification of Director Nominations and Stockholder Proposals

Our amended and restated bylaws established advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be properly brought before a meeting of our stockholders, the stockholder submitting the proposal or nomination will have to comply with advance notice requirements and provide us with certain information.

Exclusive Forum

Our amended and restated articles of incorporation provide that unless we consent to the selection of an alternative forum that the Eighth Judicial District Court of Clark County, Nevada shall be the sole and exclusive forum for any (i) derivative action or proceeding brought in the name or right of the corporation or on its behalf, (ii) action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to the corporation or any of our stockholders, creditors or other constituents or stakeholders, (iii) action asserting a claim arising pursuant to any provision of Chapters 78 or 92A of the NRS or any provision of our articles of incorporation or bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

The material terms and provisions of our common stock are described under the heading “Description of Capital Stock” in this prospectus supplement and the accompanying prospectus.

Series A Warrants

The following is a summary of the material terms and provisions of the Series A Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of Series A Warrants, which has been provided to the investors in this offering and which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Prospective investors should carefully review the terms and provisions of the form of Series A Warrant for a complete description of the terms and conditions of the Series A Warrants. All Series A Warrants will be issued in certificated form.

Exercisability

Each Series A Warrant will be exercisable at any time and will expire five years from the date of issuance. The Series A Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full for the number of shares of our common stock purchased upon such exercise, except in the case of a cashless exercise as discussed below.

The number of shares of common stock issuable upon exercise of the Series A Warrants is subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock.

Cashless Exercise

If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for issuance of, the shares issuable upon exercise of the Series A Warrant, the holder may only exercise the Series A Warrant on a cashless basis. When exercised on a cashless basis, a portion of the Series A Warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our common stock purchasable upon such exercise.

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Exercise Price

Each Series A Warrant represents the right to purchase one share of common stock at an exercise price of $0.09 per share. In addition, the exercise price per share is subject to adjustment for stock dividends, distributions, subdivisions, combinations, or reclassifications. Subject to limited exceptions, a holder of Series A Warrants will not have the right to exercise any portion of the Series A Warrant to the extent that, after giving effect to the exercise, the holder, together with its affiliates, and any other person acting as a group together with the holder or any of its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to its exercise. The holder, upon notice to the Company, may increase or decrease the beneficial ownership limitation provisions of the Series A Warrant, provided that in no event shall the limitation exceed 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise of the Series A Warrant. Purchasers of Series A Warrants in this offering may also elect prior to the issuance of the Series A Warrants to those purchasers to have the initial exercise limitation set at 9.99% of our outstanding common stock.

Transferability

Subject to applicable laws and restrictions, a holder may transfer a Series A Warrant upon surrender of the Series A Warrant to us with a completed and signed assignment in the form attached to the Series A Warrant. The transferring holder will be responsible for any tax that liability that may arise as a result of the transfer.

Rights as Stockholder

Except as set forth in the Series A Warrant, the holder of a Series A Warrant, solely in such holder’s capacity as a holder of a Series A Warrant, will not be entitled to vote, to receive dividends, or to any of the other rights of our stockholders.

Fundamental Transactions

In the event we effect certain mergers, consolidations, sales of substantially all of our assets, tender or exchange offers, reclassifications or share exchanges in which our common stock is effectively converted into or exchanged for other securities, cash or property, we consummate a business combination in which another person acquires 50% of the outstanding shares of our common stock, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by our issued and outstanding common stock, then, upon any subsequent exercise of the Series A Warrants, the holders of the Series A Warrants will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon exercise of the Series A Warrants. Additionally, as more fully described in the common Series A Warrants, in the event of certain fundamental transactions, the holders of the common Series A Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the common Series A Warrants on the date of the consummation of such fundamental transaction.

Amendments and Waivers

The provisions of each Series A Warrant may be modified or amended or the provisions thereof waived with the written consent of us and the holder.

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Pre-Funded Warrants

The following is a summary of the material terms and provisions of the Pre-Funded Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of Pre-Funded Warrants, which has been provided to the investors in this offering and which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants. All Pre-Funded Warrants will be issued in certificated form.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price per share equal to $0.0001. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. Purchasers of Pre-Funded Warrants in this offering may also elect prior to the issuance of the Pre-Funded Warrants to those purchasers to have the initial exercise limitation set at 9.99% of our outstanding common stock.

Transferability

Subject to applicable laws, the Pre-Funded Warrants are separately tradeable immediately after issuance at the option of the holders and may be transferred at the option of the holders upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

No Listing

There is no established public trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Pre-Funded Warrants on any securities exchange or trading system. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

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Fundamental Transactions

In the event we effect certain mergers, consolidations, sales of substantially all of our assets, tender or exchange offers, reclassifications or share exchanges in which our common stock is effectively converted into or exchanged for other securities, cash or property, we consummate a business combination in which another person acquires 50% of the outstanding shares of our common stock, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by our issued and outstanding common stock, then, upon any subsequent exercise of the Pre-Funded Warrants, the holders of the Pre-Funded Warrants will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of common stock then issuable upon exercise of the Pre-Funded Warrants.

Cashless Exercise

If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for issuance of, the shares issuable upon exercise of the Pre-Funded Warrant, the holder may only exercise the Pre-Funded Warrant on a cashless basis. When exercised on a cashless basis, a portion of the Pre-Funded Warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our common stock purchasable upon such exercise.

Rights as a Stockholder

Except as otherwise provided in the Pre-Funded Warrant or by virtue of a holder’s ownership of shares of our common stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Pre-Funded Warrants.

Amendments and Waivers

The provisions of each Pre-Funded Warrant may be modified or amended or the provisions thereof waived with the written consent of us and the holder.

No Fractional Shares

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Pre-Funded Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we shall or shall cause, at our option, the payment of a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the Pre-Funded Warrant per whole share or round such fractional share up to the nearest whole share.

Placement Agent Warrants

In addition, we have agreed to issue to the placement agent (or its designees) the Placement Agent Warrants to purchase 7.0% of the aggregate number of shares of our common stock included to be sold in this offering, including shares of common stock issuable upon the exercise of Pre-Funded Warrants, or warrants to purchase up to 5,444,445 shares. The Placement Agent Warrants will have a term of five years from the commencement of the sales in this offering and an exercise price equal to 125% of the purchase price per share of common stock in this offering, or $0.1125 per share.

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PLAN OF DISTRIBUTION

Pursuant to an engagement agreement, dated as of July 21, 2021, or the engagement agreement, we have engaged H.C. Wainwright & Co., LLC, or the placement agent, to act as our exclusive placement agent, on a reasonable best efforts basis, in connection with this offering pursuant to this prospectus supplement and accompanying prospectus. The terms of this offering are subject to market conditions and negotiations between us, the placement agent, and prospective investors. The engagement agreement does not give rise to any commitment by the placement agent to purchase any of securities, and the placement agent will have no authority to bind us by virtue of the engagement agreement. The placement agent is not purchasing the securities offered by us in this offering and is not required to sell any specific number or dollar amount of securities, but will assist us in this offering on a reasonable best efforts basis. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering.

On September 27, 2021, we entered into a securities purchase agreement, or the Purchase Agreement, directly with the investors in connection with this offering for the sale of an aggregate of 58,111,112 shares of common stock at an offering price of $0.09 per share,  Pre-Funded Warrants to purchase 19,666,667 shares of common stock, at a purchase price equal to the price at which each share of common stock is sold in this offering, minus $0.0001, at an exercise price of $0.0001 per share, and Series A Warrants to purchase 77,777,779 shares of common stock, at an exercise price of $0.09 per share, pursuant to this prospectus supplement and the accompanying prospectus. We will only sell securities in this offering to investors who have entered into the Purchase Agreement.

We expect to deliver the securities being offered pursuant to this prospectus supplement on or about September 29, 2021, subject to satisfaction of customary closing conditions.

Fees and Expenses

We have agreed to pay to the placement agent a cash fee equal to 7.5% of the aggregate gross proceeds raised in this offering. The following table shows the total placement agent cash fees we will pay in connection with the sale of the securities in this offering, assuming the purchase of all of the securities we are offering.

	Per Share and Accompanying Series A Warrant	Per Share and Accompanying Pre-Funded Warrant
Placement Agent Fees	$0.00675	$0.00675

Total	$392,250	$132,750

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We estimate the total expenses payable by us for this offering to be approximately $780,950, which amount includes (i) a placement agent’s fee of $525,000, assuming the purchase of all of the securities we are offering; (ii) the management fee of $70,000 (equal to 1.0% of the aggregate gross proceeds raised in this offering) payable to the placement agent; (iii) a $75,000 non-accountable expense allowance payable to the placement agent; and (iv) the placement agent’s clearing expenses in the amount of $15,950 in connection with this offering; and (v) other estimated expenses of approximately $95,000 which include legal, accounting, printing costs and various fees associated with the registration of our shares. In addition, we have agreed to issue the Placement Agent Warrants to the placement agent. See “Placement Agent Warrants” below for additional detail.

Placement Agent Warrants

We have agreed to issue to the placement agent (or their designees) the Placement Agent Warrants to purchase up to 5,444,445 shares of our common stock, which represent 7.0% of the number of shares of common stock and Pre-Funded Warrants being sold in this offering. The Placement Agent Warrants will have a term of five years from the commencement of the sales under this offering and an exercise price equal to $0.1125 per share, which represents 125% of the offering price per share of common stock sold in this offering. The Placement Agent Warrants will be exercisable immediately.

Tail Fee

In the event that any investors that were contacted by the placement agent or introduced to us by the placement agent, in each case pursuant to the engagement agreement, provide any capital to us in a public or private offering or capital-raising transaction within twelve months following the expiration termination of the engagement agreement, we shall pay the placement agent the cash compensation and warrant compensation provided above on the gross proceeds from such investors.

Right of First Refusal

We have granted the placement agent a nine-month right of first refusal to act as our sole book-running manager, sole underwriter, or sole placement agent for any public offering or private placement or capital raising transaction undertaken by us after the consummation of this offering.

Lock-ups

Pursuant to the Purchase Agreement, our directors, executive officers of affiliated entities including Emerald Health Sciences will enter into agreements, pursuant to which they will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of any of our equity securities for a period of 90 days following the closing of this offering, subject to certain exceptions. In addition, pursuant to the Purchase Agreement, we will not enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or securities convertible or exercisable into common stock, subject to certain exceptions, for a period of 90 days following the closing of this offering.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

From time to time, the placement agent may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. During the last twelve months, the placement agent acted as our placement agent in connection with our warrant exercise offering consummated in July 2021, for which it received compensation.  Except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any services.

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LEGAL MATTERS

The validity of the securities being offered in this offering will be passed upon for us by Greenberg Traurig, LLP.

EXPERTS

The consolidated and combined financial statements of Skye Bioscience and its subsidiaries as of December 31, 2020 and 2019, and for each of the years then ended, have been incorporated by reference herein in reliance upon the report of Mayer Hoffman McCann P.C., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly current and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement.

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We incorporate by reference into this prospectus supplement and the accompanying prospectus the information or documents listed below that we have filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 2, 2021;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 7, 2021, and for the quarter ended June 30, 2021, filed with the SEC on August 6, 2021;

•	our Current Reports on Form 8-K filed with the SEC on January 19, 2021, February 3, 2021, July 22, 2021, July 26, 2021 and September 15, 2021;

•

our description of our common stock contained in the Registration Statement on Form 8-A12G filed with the SEC on January 28, 2014, including any subsequent amendments or reports filed for the purpose of updating such description.

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering of our common stock shall be deemed incorporated by reference into this prospectus supplement and the accompanying prospectus and to be a part of this prospectus supplement and the accompanying prospectus from the respective dates of filing such documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “Filed” with the SEC, including any information furnished pursuant to items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

Any statement contained in a document incorporated by reference in this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We will provide, upon written or oral request, without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of any or all of the information incorporated herein by reference (exclusive of exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request in writing or orally a copy of these filings, at no cost, by writing or telephoning us at the following address:

Skye Bioscience, Inc.

11250 El Camino Real, Suite 100

San Diego, CA 92130

Attn: Chief Executive Officer

(858) 410-0266

S-23

PROSPECTUS

SKYE BIOSCIENCE, INC.

$75,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $75,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of any offering in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby. This prospectus may not be used to consummate a sale of securities by us unless accompanied by the applicable prospectus supplement.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to institutional purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any overallotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 19 of this prospectus.

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Our common stock, par value $0.001 per share (“Common Stock”), is currently quoted on the OTCQB Marketplace operated by OTC Markets Group Inc. (the “OTCQB”) under the trading symbol “SKYE”. On July 27, 2021, the last reported sale price of our Common Stock on the OTCQB Market was $0.1495 per share. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our Common Stock on any securities exchange.

The aggregate market value of our outstanding Common Stock held by non-affiliates was $75,661,160, which was calculated based on 303,860,082 shares of outstanding Common Stock held by non-affiliates as of July 27, 2021, and a price per share of $0.249, the last reported sale price of our Common Stock on June 2, 2021.

Investing in our securities involves a high degree of risk. You should carefully read and consider the risk factors described in, and incorporated by reference under, “Risk Factors” beginning on page 8 of this prospectus and in the applicable prospectus supplement before investing in any securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated August 9, 2021

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the “Commission” or the “SEC,” using the “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell from time to time any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, the information in this prospectus will be superseded by the information in the prospectus supplement. You should read this prospectus, any applicable prospectus supplement and any related issuer free writing prospectus, as well as the additional information incorporated by reference in this prospectus described below under “Where You Can Find More Information” and “Information Incorporated by Reference” or in any applicable prospectus supplement and any related issuer free writing prospectus, before making an investment in our securities.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Neither the delivery of this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us, nor any sale made under this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us, implies that there has been no change in our affairs or that the information therein is correct as of any date after the date of this prospectus or of such prospectus supplement or free writing prospectus, as applicable. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

You may rely only on the information contained or incorporated by reference in this prospectus. Neither we nor any other person has authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. Neither this prospectus nor any accompanying prospectus supplement nor any free writing prospectus prepared by or on behalf of us or to which we have referred you constitutes an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, or an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before deciding to invest in our securities, you should read this entire prospectus carefully, including the sections of this prospectus entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes contained elsewhere in this prospectus. Unless the context otherwise requires, references in this prospectus to the “Company,” “Skye Bioscience,” “we,” “us”, and “our” refer to Skye Bioscience, Inc., together with its wholly owned subsidiaries, Nemus, a California corporation, and Skye Bioscience Pty Ltd, an Australian proprietary limited company.

Overview

We are a biopharmaceutical company targeting the discovery, development and commercialization of cannabinoid-based therapeutics through a number of license agreements with the University of Mississippi which has significant expertise in the chemistry and physiology of cannabinoid molecules. We were established as, and continue to be, focused on research and development of proprietary cannabinoid molecules.

Corporate information

We were incorporated in Nevada on March 16, 2011. Our principal executive offices are located at 5910 Pacific Center Boulevard, Suite 320, San Diego, CA 92121, and our telephone number is (858) 410-0266. Our website address is http://www.skyebioscience.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus, or in deciding whether to purchase our securities.

Description of the Securities We May Offer

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular amounts, prices and other terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

In this prospectus, we refer to the Common Stock, preferred stock, warrants to purchase Common Stock and/or preferred stock and units registered hereunder collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $75,000,000.

This prospectus may not be used by us to consummate a sale of securities unless it is accompanied by a prospectus supplement.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Certain risks relating to us and our business are described under the headings “Business” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on March 2, 2021, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the Commission on May 7, 2021, which are incorporated by reference into this prospectus and any accompanying prospectus supplement and which you should carefully review and consider, along with the other information contained in this prospectus and any accompanying prospectus supplement or incorporated by reference herein, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the “Exchange Act” before making an investment in any of our securities.

Additional risks, as well as updates or changes to the risks described in the documents incorporated by reference herein, may be included in any applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. Prior to making a decision to invest in our securities you should consider carefully the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with any other information contained in the applicable prospectus supplement or appearing or incorporated by reference in this prospectus.

In addition, please read the section of this prospectus captioned “Special Note Regarding Forward-Looking Statements,” in which we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Investment in any securities offered pursuant to this prospectus involves risks and uncertainties. If one or more of the events discussed in the risk factors were to occur, our business, financial condition, results of operations or liquidity, as well as the value of an investment in our securities, could be materially adversely affected.

You should carefully consider the risk factors as well as the other information contained and incorporated by reference in this prospectus before deciding to invest.

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FORWARD-LOOKING STATEMENTS

Information presented in this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you, and in other documents which are incorporated by reference in this prospectus under the sections of this prospectus entitled “Where You Can Find More Information” and “Information Incorporated by Reference,” that discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section of this prospectus set forth above. These cautionary statements identify important factors that could cause actual results to differ materially from those described in the forward-looking statements. When considering forward-looking statements in this prospectus, you should keep in mind the cautionary statements in the “Risk Factors” section and other sections of this prospectus, and other cautionary statements in any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you and any documents which are incorporated by reference in this prospectus and listed in the “Where You Can Find More Information” and “Information Incorporated by Reference” sections set forth below.

Certain risks, uncertainties, and other factors are incorporated herein by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Report on Form 10-Q, along with the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason, after the date of this prospectus.

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USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, other corporate expenses, the refinancing or repayment of existing indebtedness and acquisitions of complementary products, product candidates, technologies or businesses. However, we currently have no present agreements or commitments for any such acquisitions. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings.

DESCRIPTION OF CAPITAL STOCK

The following description of our Common Stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the Common Stock and/or preferred stock that we may offer under this prospectus. It may not contain all the information that is important to you. For the complete terms of our Common Stock and preferred stock, please refer to our amended and restated articles of incorporation and amended and restated bylaws, as may be amended from time to time, and which are incorporated by reference into the registration statement which includes this prospectus. The Nevada Revised Statutes (as amended from time to time, the “NRS”) may also affect the terms of these securities.

General

Our amended and restated articles of incorporation authorize us to issue 5,000,000,000 shares of common stock, par value $0.001 per share, of which 417,247,333 shares are issued and outstanding as of July 27, 2021, and 50,000,000 shares of preferred stock, par value $0.001 per share, none of which are outstanding.

Common Stock

Holders of our Common Stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. Holders of our Common Stock do not have cumulative voting rights in the election of directors. Holders of Common Stock are not subject to further calls or assessments as a result of their holding shares of Common Stock.

Holders of shares of our Common Stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our Common Stock will be entitled to share ratably our remaining assets available for distribution.

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Holders of shares of our Common Stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Common Stock.

Our Common Stock is currently quoted on the OTCQB Marketplace operated by OTC Markets Group Inc. under the trading symbol “SKYE”. The transfer agent and registrar for our Common Stock is ClearTrust LLC, 16540 Pointe Village Drive, Suite 210, Lutz, Florida 33558.

Preferred Stock

Our amended and restated articles of incorporation authorize us to issue up to 50,000,000 shares of preferred stock, par value $0.001 per share, in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Our board of directors may issue authorized shares of preferred stock, as well as authorized but unissued shares of Common Stock, without further stockholder action, unless stockholder action is required by applicable law or by the rules of a stock exchange or quotation system on which any series of our stock may be listed or quoted.

When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to the particular series of preferred stock. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our amended and restated articles of incorporation. The certificate of designations will be filed with the SEC in connection with an offering of preferred stock.

The prospectus supplement relating to any preferred stock that we may offer will describe the terms of any preferred stock being offered, including:

●	the number of shares and designation or title of the shares;
●	any liquidation preference per share;
●	any date of maturity;
●	any redemption, repayment or sinking fund provisions;
●	any dividend rate or rates and the dates of payment (or the method for determining the dividend rates or dates of payment);
●	any voting rights;
●	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;
●	the method by which amounts in respect of the preferred stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;
●

whether the preferred stock is convertible or exchangeable and, if so, the securities or rights into which the preferred stock is convertible or exchangeable, and the terms and conditions of conversion or exchange;

●	the place or places where dividends and other payments on the preferred stock will be payable; and
●	any additional voting, dividend, liquidation, redemption, preemption, transfer restrictions, and other rights, preferences, privileges, limitations and restrictions.

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All shares of preferred stock offered will be fully paid and non-assessable. Any shares of preferred stock that are issued will have priority over the Common Stock with respect to dividend or liquidation rights or both.

Our board of directors could create and issue a series of preferred stock with rights, privileges or restrictions which effectively discriminate against an existing or prospective holder of preferred stock as a result of the holder beneficially owning or commencing a tender offer for a substantial amount of Common Stock. One of the effects of authorized but unissued and unreserved shares of capital stock may be to make it more difficult or discourage an attempt by a potential acquirer to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise. This protects the continuity of our management. The issuance of these shares of capital stock may defer or prevent a change in control of our company without any further stockholder action.

The transfer agent for each series of preferred stock will be described in the prospectus supplement.

Limitations on Liability and Indemnification of Officers and Directors

Our amended and restated articles of incorporation provide that the liability of our directors and officers shall be eliminated or limited to the fullest extent permitted by the NRS. NRS 78.138(7) provides that, subject to very limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (i) the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Our amended and restated articles of incorporation and amended and restated bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent permitted under the NRS. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities.

Anti-Takeover Effects of Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws and Certain Provisions of Nevada Law

The provisions of our amended and restated articles of incorporation and amended and restated bylaws and of the NRS summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in the stockholder’s best interest, including an attempt that might result in the stockholder’s receipt of a premium over the market price for the stockholder’s shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which could result in an improvement of their terms.

Blank Check Preferred Stock

Our amended and restated articles of incorporation authorize the issuance of up to 50,000,000 shares of preferred stock in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by our board of directors in accordance with Nevada law.

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Board of Directors

Our amended and restated articles of incorporation and amended and restated bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board of directors.

Business Combinations and Acquisition of Control Shares

Pursuant to provisions in our amended and restated articles of incorporation, we have elected not to be governed by certain Nevada statutes that may have the effect of discouraging corporate takeovers.

Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” Our amended and restated articles of incorporation provide that these statutes do not apply to us.

Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. Our amended and restated articles of incorporation provide that these statutes will not apply to us and such provision remains in effect. Absent such a provision in our articles of incorporation or bylaws, these laws would apply to us if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

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In addition, NRS 78.139 also provides that directors may resist a change or potential change in control if the directors, by majority vote of a quorum, determine that the change is opposed to, or not in, the best interests of the corporation.

Removal of Directors; Vacancies

Under NRS 78.335, one or more of the incumbent directors may be removed from office by the vote of stockholders representing two-thirds or more of the voting power of the issued and outstanding stock entitled to vote. Our amended and restated articles of incorporation provide that any newly created position on the board of directors that results from an increase in the total number of directors and any vacancies on the board of directors will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, by a sole remaining director.

No Cumulative Voting

The NRS does not permit stockholders to cumulate their votes other than in the election of directors, and then only if expressly authorized by the corporation’s articles of incorporation. Our amended and restated articles of incorporation do not permit cumulative voting.

Special Stockholder Meetings

Our amended and restated articles of incorporation provide that special meetings of our stockholders may be called at any time only by or at the direction of (i) the board of directors, (ii) the chairman of the board of directors or (iii) two or more of the members of our board of directors. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting.

Requirements for Advance Notification of Director Nominations and Stockholder Proposals

Our amended and restated bylaws established advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be properly brought before a meeting of our stockholders, the stockholder submitting the proposal or nomination will have to comply with advance notice requirements and provide us with certain information.

Exclusive Forum

Our amended and restated articles of incorporation provide that unless we consent to the selection of an alternative forum that the Eighth Judicial District Court of Clark County, Nevada shall be the sole and exclusive forum for any (i) derivative action or proceeding brought in the name or right of the corporation or on its behalf, (ii) action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to the corporation or any of our stockholders, creditors or other constituents or stakeholders, (iii) action asserting a claim arising pursuant to any provision of Chapters 78 or 92A of the NRS or any provision of our articles of incorporation or bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine.

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DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our Common Stock and/or preferred stock. Warrants may be issued independently or together with our Common Stock and/or preferred stock and may be attached to or separate from any offered securities. The warrants may be attached to or separate from those offered securities. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company to be named in the applicable prospectus supplement, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. If we offer warrants, we will file the warrant agreement relating to the offered warrants as an exhibit to, or incorporate it by reference in, the registration statement of which this prospectus is a part.

Warrants

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the Common Stock and/or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of Common Stock and/or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	whether the exercise price may be paid in cash, by the exchange of warrants or other securities or both, and the method of exercising the warrants;

•	whether the warrants will be settled by delivery of the underlying securities or other property or in cash;

•	the dates on which the right to exercise the warrants shall commence and expire;

•

whether and under what circumstances we may cancel the warrants prior to their expiration date, in which case the holders will be entitled to receive only the applicable cancellation amount, which may be either a fixed amount or an amount that varies during the term of the warrants in accordance with a schedule or formula;

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•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the identities of the warrant agent, any depositaries and any paying, transfer, calculation or other agents for the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed;

•

whether the warrants are to be sold separately or with other securities, and if the warrants are to be sold with the securities of another company or other companies, certain information regarding such company or companies;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the anti-dilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of us.

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Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for the warrants.

Outstanding Warrants

As of July 27, 2021, we had warrants issued and outstanding for the purchase of up to 51,695,001 shares of our Common Stock, at exercise prices ranging from $0.08 to $5.00. Outstanding warrants to purchase our Common Stock are as follows:

Source	Exercise Price	Term (Years)	Number of Warrants Vested and Outstanding
Pre 2015 Common Stock Warrants	$1.00	6-10	1,110,000
2015 Common Stock Warrants	$5.00	10	100,000
2016 Common Stock Warrants to Service Providers	$1.15	10	40,000
2016 Series C Common Stock Warrants to Placement Agent	$0.40	5	125,000
2017 Series D Common Stock Warrants to Placement Agent	$0.25	5	480,000
2017 Common Stock Warrants to Service Provider	$0.41	5	125,000
2018 Emerald Financing Warrants	$0.10	5	3,400,000
Emerald Multi-Draw Credit Agreement Warrants	$0.50	5	7,500,000
2019 Common Stock Warrants	$0.35	5	8,000,000
2020 Common Stock Warrants to Placement Agent	$0.08	4.99	8,166,667
2021 Common Stock Warrants	$0.15	5	21,166,667
2021 Common Stock Warrants to Placement Agent	$0.19	5	1,481,667
Total warrants vested and outstanding as of July 27, 2021			51,695,001

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DESCRIPTION OF UNITS

General

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

Units

We may issue units consisting of Common Stock, preferred stock, warrants or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any Common Stock, preferred stock or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

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Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions,

●	directly to purchasers;
●	through agents;
●	to or through underwriters or dealers; or
●	through a combination of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including warrants.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or
●	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or other offering materials, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or other offering materials, as the case may be.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

●	the terms of the offering;
●	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;
●	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
●	any delayed delivery arrangements;
●	any initial public offering price;
●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
●	any discounts or concessions allowed or reallowed or paid to dealers; and
●	any securities exchange on which the securities may be listed.

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The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;
●	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act;
●	at prices related to the prevailing market prices; or
●	at negotiated prices.

General

Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be named in the applicable prospectus supplement or other offering materials, as the case may be.

Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement says otherwise. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless the applicable prospectus supplement states otherwise, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or other offering materials, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

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Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We may enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock which is traded on OTCQB. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, any such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the warrants on any securities exchange or quotation system. Any such listing with respect to any particular warrants will be described in the applicable prospectus supplement or other offering materials, as the case may be.

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Any underwriter may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of these transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Greenberg Traurig, LLP, Sacramento, California. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020, have been so incorporated in reliance on the report of Mayer Hoffman McCann P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly current and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Incorporation of Certain Documents by Reference” are also available on our website, http://www.skyebioscience.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” much of the information we file with it, which means that we can disclose important information to you by referring you to other documents we have filed or will file with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and any of our subsequent filings with the SEC will automatically update and supersede this information. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any statements in the prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents set forth below (excluding any portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 2, 2021;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 7, 2021; and

•

our description of our Common Stock contained in the Registration Statement on Form 8-A12G filed with the SEC on January 28, 2014, including any subsequent amendments or reports filed for the purpose of updating such description.

We also incorporate by reference all documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the completion or termination of the offering (including all such documents filed with the SEC after the date of the initial filing of the registration statement that contains this prospectus and prior to effectiveness of the registration statement or after such effectiveness), except in each case the information contained in such document to the extent “furnished” and not “filed.”

We will provide, upon written or oral request, to each person to whom a prospectus is delivered, including any beneficial owner, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, at no cost, by writing or calling us at:

Skye Bioscience, Inc.

5910 Pacific Center Boulevard, Suite 320

San Diego, CA 92121

Attn: Chief Executive Officer

(858) 410-0266

You may also access the documents incorporated by reference in this prospectus through our website at http://www.skyebioscience.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that information in this prospectus or any supplement is accurate as of any date other than the date on the front of these documents.

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SKYE BIOSCIENCE, INC.

58,111,112 Shares of Common Stock

Series A Warrants to Purchase up to 77,777,779 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 19,666,667 Shares of Common Stock

Placement Agent Warrants to Purchase up to 5,444,445 Shares of Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

September 27, 2021

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